EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-59095 of VAALCO Energy, Inc. on Form S-3 of our report dated March 26, 1998, appearing in the Annual Report on Form 10-KSB of VAALCO Energy, Inc. for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/  Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Houston, Texas

July 29, 1998